UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023 (June 29, 2023)

OCEAN POWER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33417	22-2535818
(Commission File Number)	(IRS Employer Identification No.)

28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (609) 730-0400

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	OPTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2023, the Board of Directors (the “Board”) of Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), approved and adopted a Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2023, by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Tax Benefits Preservation Plan” or the “Plan”). Pursuant to the Tax Benefits Preservation Plan, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.001, of the Company (the “Common Stock”). The dividend is distributable to stockholders of record as of the close of business on July 11, 2023 (the “Record Date”). The following is a summary description of the Rights and the other material terms and conditions of the Tax Benefits Preservation Plan. This summary is intended to provide a general description only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Tax Benefits Preservation Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Tax Benefits Preservation Plan.

The Board adopted the Tax Benefits Preservation Plan in an effort to diminish the risk that the Company’s ability to utilize its net operating loss carryovers (collectively, the “NOLs”) to reduce potential future federal income tax obligations may become substantially limited. Under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder by the U.S. Department of the Treasury, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. While the amount and timing of the Company’s future taxable income, if any, cannot be predicted with any certainty and, accordingly, the Company cannot predict the amount of these NOLs that will ultimately be used to reduce its income tax liability, if the NOLs do not otherwise become limited, these NOLs could be a potentially valuable asset to the Company. However, if the Company experiences an “ownership change,” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder (“Section 382”), its ability to utilize the NOLs may be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those assets.

Under Section 382, an “ownership change” occurs if a stockholder or a group of stockholders that is deemed to own at least 5% of the Common Stock increases their ownership (individually, or collectively with other such “5-percent stockholders”) by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of the Company’s NOLs that can be used to offset the Company’s income taxes equal to the product of the total value of the Company’s outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit. If an ownership change were to occur, the limitations imposed by Section 382 could result in a substantial delay in the timing of the usage of the Company’s NOLs or in a material amount of the Company’s NOLs expiring unused and, therefore, significantly impair the value of such NOLs.

The Tax Benefits Preservation Plan is intended to act as a deterrent to any person or group acquiring beneficial ownership of 4.99% or more of the outstanding Common Stock without the approval of the Board. As more fully discussed below, a person who acquires, without the approval of the Board, beneficial ownership (other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders) of 4.99% or more of the outstanding Common Stock (including any ownership interest held by that person’s Affiliates and Associates as defined under the Tax Benefits Preservation Plan), after the first public announcement by the Company of the Board’s adoption of the Tax Benefits Preservation Plan, could be subject to significant dilution.

The Rights. On June 29, 2023, the Board authorized the issuance of one Right per each outstanding share of the Common Stock distributable to the Company’s stockholders of record as of the close of business on the Record Date. One Right will also be issued together with each share of the Common Stock issued after the Record Date, but before the Distribution Date (as defined below) (or the earlier redemption or expiration of the Rights) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share (a “Unit”) of a newly-designated series of preferred stock, Series A Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) for a purchase price of $4.00 per Unit (the “Purchase Price”). If issued, each Unit of Series A Preferred Stock would give the stockholder approximately the same dividend, voting, and liquidation rights as does one share of the Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights. A copy of the Certificate of Designations that is being filed by the Company with the Secretary of State of the State of Delaware to designate the Series A Preferred Stock (the “Series A Certificate of Designations”) is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Acquiring Person. Under the Tax Benefits Preservation Plan, an “Acquiring Person” is any person, other than certain exempted persons, who or which, together with all Affiliates and Associates of such person, from and after the first public announcement by the Company of the adoption of the Tax Benefits Preservation Plan, is or becomes the beneficial owner of 4.99% or more of the shares of Common Stock outstanding, subject to various exceptions and provided that no person shall become an “Acquiring Person” as a result of repurchases of stock by the Company, dividends, distributions by the Company, or certain inadvertent actions by stockholders.

Beneficial Ownership. Under the Tax Benefits Preservation Plan, beneficial ownership of shares is determined in accordance with the applicable rules of Section 382 of the Internal Revenue Code. Subject to the specific definition of “beneficial ownership” included in the Tax Benefits Preservation Plan and the various exceptions to such definition that are provided therein, beneficial ownership generally includes any securities which such person would otherwise be deemed to actually or constructively own for purposes of Section 382. Accordingly, a person will be treated as the beneficial owner of 4.99% or more shares of the Common Stock if, in the determination of the Board, that person (individually, or together with other persons) would be treated as a “5-percent stockholder” for purposes of Section 382 (substituting “4.99” for “5” each time “five” or “5” is used in or for purposes of Section 382).

Existing Holders. The Tax Benefits Preservation Plan also provides that any person who beneficially owned 4.99% or more of the Common Stock immediately prior to the first public announcement by the Company of the adoption of the Tax Benefits Preservation Plan (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Tax Benefits Preservation Plan unless and until an Existing Holder becomes the beneficial owner of additional Common Stock after the first public announcement by the Company of the adoption of the Tax Benefits Preservation Plan (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock, pursuant to a split, reclassification, or subdivision of the outstanding Common Stock or pursuant to the acquisition of beneficial ownership of Common Stock upon the vesting or exercise of any options, warrants or other rights, or upon the initial grant or vesting of restricted stock, granted or issued by the Company to its directors, officers and employees, pursuant to a compensation or benefits plan or arrangement adopted by the Board). However, if upon acquiring beneficial ownership of additional Common Stock after the first public announcement by the Company of the adoption of the Tax Benefits Preservation Plan, the Existing Holder does not beneficially own 4.99% or more of the Common Stock then outstanding, the Existing Holder will not be treated as an “Acquiring Person” for purposes of the Tax Benefits Preservation Plan.

Discretionary Authority of the Board to Exempt a Transaction. The Tax Benefits Preservation Plan grants discretion to the Board to exempt a specific acquisition of the Common Stock from being deemed a triggering event under the Tax Benefits Preservation Plan.

Initial Exercisability. Initially the Rights will not be exercisable, certificates will not be sent to stockholders, and the Rights will automatically trade with the Common Stock. The Rights will be evidenced by Common Stock certificates, and Rights relating to any uncertificated shares of Common Stock that are registered in book entry form will be represented by a notation in book entry on the records of the Company, until the close of business on the earlier to occur of:

●	the tenth (10th) calendar day (or if such tenth (10th) calendar occurs before the Record Date, then the close of business on the Record Date) after the earliest of the date of (i) the public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become an Acquiring Person (which, for purposes of this definition, shall include, without limitation, the filing of a report or an amendment thereto with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or pursuant to a comparable successor statute), (ii) the public disclosure of facts by the Company or an Acquiring Person that reveals the existence of an Acquiring Person or indicating that an Acquiring Person has become an Acquiring Person, and (iii) the Board becoming aware of the existence of an Acquiring Person (the “Stock Acquisition Date”); provided that, if such Person is determined by the Board, in its sole and absolute discretion, not to be or have become an Acquiring Person, then no Stock Acquisition Date shall be deemed to have occurred; and

●	the tenth (10th) calendar day (or if such tenth (10th) calendar occurs before the Record Date, then the close of business on the Record Date) after the date of the commencement (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) by any Person (other than certain exempted persons) of, or first public announcement of the intent of any Person (other than certain exempted persons) to commence, a tender or exchange offer, upon the successful consummation of which any person (other than certain exempted persons) would become an Acquiring Person.

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The earlier of these dates is referred to as the “Distribution Date.” Until the Distribution Date (or the earlier redemption, exchange, termination, or expiration of the Rights), Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will also evidence the associated Rights. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any shares of Common Stock will also constitute the transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Tax Benefits Preservation Plan (as described below).

Effect of a Triggering Event. In the event that a person becomes an Acquiring Person and a Distribution Date occurs, then, from and after the time that the Rights are no longer redeemable by the Company, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person or any of its Affiliates or Associates (which will thereupon become void and nontransferable), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, and subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, a number of shares of the Common Stock having a market value (as determined immediately prior to such triggering event whether or not such Right was then exercisable) equal to two times the Purchase Price. After such an event, to the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise a number of shares of Common Stock to the extent available and then Units or other securities of the Company, other assets, cash, or any combination of the foregoing, in proportions determined by the Company, such that the aggregate value received is equal to two times the Purchase Price.

Exchange. The Board may, at its option, at any time after the later of the Stock Acquisition Date or the Distribution Date, cause the Company to exchange all or part of the outstanding Rights (other than those Rights that have become null and void pursuant to the terms of the Tax Benefits Preservation Plan, including those beneficially held by an Acquiring Person or any of Affiliates or Associates) for shares of Common Stock at an exchange rate of one share of Common Stock for each Right (subject to adjustment). Notwithstanding the foregoing, the Board shall not be empowered to effect an exchange at any time after any Person (other than any Person deemed an “Exempt Person” pursuant to the Tax Benefits Preservation Plan), together with its Affiliates and Associates (as defined in the Tax Benefits Preservation Plan), shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding. The exchange of the Rights by the Board may be made effective at such time, on such a basis, and subject to such conditions as the Board in its sole and absolute discretion may establish. Immediately upon the action of the Board authorizing the exchange of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive Common Stock or other consideration issuable in connection with the exchange.

Redemption. At any time until the close of business on the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth (10th) calendar day following the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), payable in cash, Common Stock, or other form of consideration, as determined by the Board, in the exercise of its sole and absolute discretion. The redemption of the Rights may be made effective at such time, on such a basis, and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

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Expiration. The Rights and the Tax Benefits Preservation Plan will expire no later than the close of business on June 29, 2026, but may expire earlier upon the earliest of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, (iii) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines, in its sole and absolute discretion, will provide protection for the Company’s tax attributes similar to that provided by the Tax Benefits Preservation Plan, (iv) the effective time of the repeal of Section 382, or any other change, if the Board determines, in its sole and absolute discretion, that the Tax Benefits Preservation Plan, is no longer necessary or desirable for the preservation of the Company’s tax attributes, (v) such time that the Board determines, in its sole and absolute discretion, that the Tax Benefits Preservation Plan is no longer necessary to preserve the Company’s tax attributes, (vi) the beginning of a taxable year of the Company to which the Board determines, in its sole and absolute discretion, that none of the Company’s tax attributes may be carried forward, and (vii) such time that the Board determines, in its sole and absolute discretion, prior to the time any person becomes an Acquiring Person, that the Tax Benefits Preservation Plan and the Rights are no longer in the best interests of the Company and its stockholders.

Preferred Stock Purchasable Upon Exercise of Rights. After the Distribution Date, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, each Right will entitle the holder to purchase, for the Purchase Price, one one-thousandth of a share of the Series A Preferred Stock (a “Unit”) having economic and other terms similar to that of one share of Common Stock. Each Unit is intended to provide a stockholder with approximately the same dividend, voting, and liquidation rights as would be provided by one share of Common Stock, and should approximate the value of one share of Common Stock.

Anti-Dilution Provisions. The Board may, from time to time, adjust the Purchase Price, the number of Units issuable, the number of outstanding Rights, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights to prevent the dilution that may occur as a result of certain events.

Amendments. At any time prior a person becoming an Acquiring Person, the Company may, in its sole discretion, supplement, or amend any provision of the Tax Benefits Preservation Plan in any manner without the approval of any holders of the Rights or shares of Common Stock, including, without limitation, in order to cure any ambiguity contained therein, to correct or supplement any provision contained therein that may be defective or inconsistent with any other provisions contained therein, to make any change to or delete any provision thereof, or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable. From and after such time as any person becomes an Acquiring Person, the Tax Benefits Preservation Plan may not be amended or supplemented in any manner which would (a) adversely affect the interests of the holders of Rights (other than those Rights that have become null and void pursuant to the terms of the Tax Benefits Preservation Plan, including those beneficially held by an Acquiring Person or any of Affiliates or Associates), (b) cause the Rights again to become redeemable, or (c) cause the Tax Benefits Preservation Plan to become amendable other than in accordance with its terms.

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Item 3.03. Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Tax Benefits Preservation Plan described in Item 1.01 above, on June 29, 2023, the Board approved the Series A Certificate of Designations to designate the Series A Participating Preferred Stock. The Company intends to file the Series A Certificate of Designations with the Secretary of State of the State of Delaware on June 30, 2023. A copy of the Series A Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 30, 2023, the Company issued a press release announcing that its Board had approved and adopted a Tax Benefits Preservation Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Designations of Series A Participating Preferred Stock (filed herewith).

4.1	Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2023, by and between Ocean Power Technologies, Inc. and Computershare Trust Company, N.A., as Rights Agent (filed herewith).

99.1	Press Release issued by Ocean Power Technologies, Inc. on June 30, 2023 (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
(Registrant)

Date: June 30, 2023	By:	/s/ Philipp Stratmann
	Name:	Philipp Stratmann
	Title:	President and Chief Executive Officer

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